CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated October 17, 2005, relating to the financial statements and financial highlights which appear in the August 31, 2005 Annual Report of the Heritage Capital Appreciation Trust, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Certified Public Accounting Firm" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Tampa, Florida
December 23, 2005